UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Evotec

Aktiengesellschaft

(Exact name of registrant as specified in its charter)

Germany	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Evotec AG

Schnackenburgallee 114

22525 Hamburg

Germany

(49-40) 56-0810

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares* and American Depositary Shares, each American Depositary Share represents two (2) ordinary shares	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File Nos. 333-148488 and 333-148604.

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

*	Application made for registration purposes only, not for trading, and only in connection with the registration of the ADSs pursuant to the requirements of the Securities and Exchange Commission.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The descriptions under the headings “DESCRIPTION OF EVOTEC ORDINARY SHARES” and “DESCRIPTION OF THE EVOTEC AMERICAN DEPOSITARY SHARES” included in the Registrant’s Registration Statement on Form F-4 (File No. 333-148488), as amended (the “Form F-4”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, are hereby incorporated by reference, together with any amendment to such descriptions that are subsequently filed by the Registrant that constitutes part of the Form F-4.

Item 2.	Exhibits

The following exhibits are incorporated by reference as indicated below.

Exhibit Number	Description

3.1*	Articles of Association of Evotec AG as amended and restated as of August 15, 2007 (English translation).

4.1*	Specimen certificate representing ordinary shares of Evotec AG.

4.2+	Form of Deposit Agreement among Evotec AG, JPMorgan Chase Bank, N.A. and holders and beneficial owners of American Depositary Shares.

4.3+	Form of American Depositary Receipt (included in Exhibit 4.2).

*	Incorporated by reference to the identically numbered exhibit to the Form F-4.

+	Incorporated by reference to the filing on Form F-6 by JPMorgan Chase Bank, N.A., dated January 11, 2008 (File No. 333-148604).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EVOTEC, AG

By:	/s/ Klaus Maleck
Klaus Maleck
Chief Financial Officer

Date:	May 1, 2008

Exhibit Index

Exhibit Number	Description

3.1*	Articles of Association of Evotec AG as amended and restated as of August 15, 2007 (English translation).

4.1*	Specimen certificate representing ordinary shares of Evotec AG.

4.2+	Form of Deposit Agreement among Evotec AG, JPMorgan Chase Bank, N.A. and holders and beneficial owners of American Depositary Shares.

4.3+	Form of American Depositary Receipt (included in Exhibit 4.2).

*	Incorporated by reference to the identically numbered exhibit to the Form F-4.

+	Incorporated by reference to the filing on Form F-6 by JPMorgan Chase Bank, N.A., dated January 11, 2008 (File No. 333-148604).